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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  September 11, 1998


                                  PALEX, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                  000-22237             76-0520673
(State or other jurisdiction      (Commission          (IRS Employer
     of incorporation)            File Number)       Identification No.)

   1360 Post Oak Boulevard, Suite 800
             Houston, Texas                                 77056
(Address of principal executive offices)                 (Zip Code)

      Registrant's telephone number, including area code:  (713) 350-6030
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On September 11, 1998, a wholly owned subsidiary ("Newco") of PalEx, Inc. (the "Company") acquired in a single transaction all the outstanding capital stock of SMG Corporation, an Ontario corporation ("Superior"). Superior is the leading pallet rental company in Canada, with 10 locations in nine cities across Canada. It owns and manages a pallet pool currently consisting of over 1.3 million pallets, which are primarily leased to Canadian Pallet Council ("CPC") members. The CPC is a cooperative that provides access to a pool of distinctive orange pallets which are used by CPC members. Superior owns the largest pool of CPC pallets (approximately 16.3% of the total pool) and provides a total pallet management solution to CPC members by providing or managing the pallet purchase, rental, repair, recycling, recovery and logistics functions for CPC members and other customers.

     The terms of the acquisitions of Superior were the result of arms'-length negotiations. The aggregate consideration for the outstanding capital stock of Superior consisted of (a) 720,732 shares of Non-Voting Exchangeable Common Shares of Newco, which shares are exchangeable for an equal number of shares of the Company's Common Stock at the option of the holders of such shares and at the option of the Company upon the occurrence of certain events, and (b) approximately $17.2 million in cash, which was funded under the Company's syndicated credit facility, the agent of which is Bank One, Texas, NA.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of businesses acquired.

     The financial statements required by this item will be filed by amendment not later than November 25, 1998.

     (b) Pro forma financial information.

     The pro forma financial information required by this item will be filed by amendment not later than November 25, 1998.

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     (c)  Exhibits.

 EXHIBIT
 NUMBER                                      DESCRIPTION
 ------                                     -------------
   2.1 Share Purchase Agreement dated as of September 11, 1998, by and among (a) PalEx, Inc., a Delaware corporation (the "Company"), (b) 1313530 Ontario Inc., an Ontario corporation that is wholly owned by the Company, and (c) 1271477 Ontario Limited, Rollem Holdings Inc., 1271478 Ontario Limited, 1296288 Ontario Limited, Save On Pallets Ltd., Pallet Management Services Inc., The David E. Turner Family Trust II, The David E. Turner Family Trust III, The Enrico DiLello Family Trust II, The Enrico DiLello Family Trust III, The Worden Teasdale Family Trust, The Fraser Campbell Family Trust II, The Fraser Campbell Family Trust III, The John F. Campbell Family Trust II, The John F. Campbell Family Trust, The Ronald Doering Family Trust, Fraser Campbell, John F. Campbell, Enrico DiLello, Ronald Doering, Susan Virginia Teasdale, Worden Teasdale, Clint Sharples and David E. Turner*

----------------
     *Copies of omitted schedules and exhibits shall be furnished supplementally to the Commission upon request.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PALEX, INC.


Date:  September 23, 1998           By:  /s/ Edward Rhyne
                                         ----------------------------
                                         Edward Rhyne
                                         Vice President and General Counsel

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